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Exhibit 99 - a(vii)

                         DEUTSCHE INVESTORS FUNDS, INC.
                             ARTICLES SUPPLEMENTARY

         Deutsche Investors Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: The Corporation is authorized to issue 17,500,000,000 shares of Common Stock, par value $0.001 per share, with an aggregate par value of $17,500,000. These Articles of Amendment do not change the total authorized shares of Common Stock of the Corporation or the aggregate par value thereof.

         THIRD: Pursuant to the authority contained in Section 2-105 of the Maryland General Corporation Law and under authority contained in Article FIFTH,
Section 3 and 4 of the Articles of Incorporation for the Corporation, a majority of the entire Board of Directors has adopted resolutions creating a new series, to be named Growth Opportunity Fund.

         The Corporation's Board of Directors hereby reclassifies and redesignates all the authorized but unissued shares of the Common Stock of the Corporation so that the number of shares of Common Stock classified and allocated to the Series and Classes of the Corporation are as follows:



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Designation                                                  Number of Shares
-----------                                                  ----------------
  Deutsche Investors Funds, Inc. 17,500,000,000

   Growth Opportunity Fund                                      10,000,000
            Growth Opportunity Fund - Class A Shares            6,000,000
            Growth Opportunity Fund - Class B Shares            3,000,000
            Growth Opportunity Fund - Class C Shares            1,000,000

   Global Financial Services Fund                               15,000,000
            Global Financial Services Fund - Class A Shares     6,000,000
            Global Financial Services Fund - Class B Shares     3,000,000
            Global Financial Services Fund - Class C Shares     1,000,000
            Global Financial Services Fund - Class I Shares     5,000,000

   Global Biotechnology Fund                                    15,000,000
            Global Biotechnology Fund - Class A Shares          6,000,000
            Global Biotechnology Fund - Class B Shares          3,000,000
            Global Biotechnology Fund - Class C Shares          1,000,000
            Global Biotechnology Fund - Class I Shares          5,000,000

   Global Technology Fund                                       15,000,000
            Global Technology Fund - Class A Shares             6,000,000
            Global Technology Fund - Class B Shares             3,000,000
            Global Technology Fund - Class C Shares             1,000,000
            Global Technology Fund - Class I Shares             5,000,000

   Top 50 World Fund                                            250,000,000
   Top 50 Europe Fund                                           250,000,000
   Top 50 Asia Fund                                             250,000,000
   Top 50 US Fund                                               250,000,000
   European Mid-Cap Fund                                        250,000,000
   Japanese Equity Fund                                         250,000,000
     Unclassified and Unallocated                               15,945,000,000

         The Common Stock of each of the Top 50 World Fund, Top 50 Europe Fund, Top 50 Asia Fund, Top 50 US Fund, European Mid-Cap Fund and Japanese Equity Fund shall have three Classes of shares, which shall be designated Class A, Class B, and Class C. The number of authorized shares of each Class of Common Stock of each of the foregoing Series shall be equal to the sum of x and y where: x equals the issued and outstanding shares of such Class; and y equals the authorized but unissued shares of Common Stock of all classes of such Series divided by the number of Classes of Common Stock of each such Series then authorized; provided that at all times the aggregate authorized, issued and outstanding shares of all Classes of Common Stock of each Series shall not exceed the authorized number of shares of Common Stock of each such Series; and, in the event application of the formula above would result, at any time, in fractional shares, the applicable number of authorized shares of each Class shall be rounded down to the nearest whole number of shares of such Class.

        FOURTH: The shares of Common Stock of the Corporation reclassified here shall be subject to all of the provisions of the Corporation's Charter relating shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption set forth in Article FIFTH of the Corporation's charter.

         The undersigned President acknowledges that these articles supplementary are the act of the Corporation and states that to the best of his knowledge, information, and belief, the matters and facts set forth in these articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         FIFTH: The foregoing amendments to the Articles of Incorporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.

         SIXTH: These Articles Supplementary shall become effective at 12:01 a.m. on March 27, 2001.

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         IN WITNESS WHEREOF, Deutsche Investors Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

                                            DEUTSCHE INVESTORS FUNDS, INC.
WITNESS:
/s/Amy M. Olmert                            By: /s/Richard T. Hale
----------------                                ------------------
Name: Amy M. Olmert                         Name: Richard T. Hale
Title: Secretary                            Title: President
Date: March 21, 2001                               Date: March 21, 2001